United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 23, 2012
Date of Report
[Date of Earliest Event Reported]

CITY MEDIA, INC.
(Exact name of Registrant as specified in its Charter)

Utah	333-171488	26-1805170
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

4685 S. Highland Drive, Suite 202
Salt Lake City, UT  84117
(Address of Principal Executive Office)

(801) 278-9424
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

The Company received notification that FINRA has approved the Form 211 application for addition to the OTC Bulletin Board under the ticker symbol "CTYM", effective August 21, 2012 under an 'eligible' status for 30 days before becoming an active listing.

The Company can make no assurance that an established trading market will develop.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

City Media, Inc., a Utah corporation

Date:	08/23/2012	By:	/s/ Thomas J. Howells
Thomas J. Howells
President and Director